Exhibit 3.1

Sagimet Biosciences INC.

TENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

Sagimet Biosciences Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, hereby certifies as follows:

The name of this corporation is Sagimet Biosciences Inc. and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on December 19, 2006.

The Tenth Amended and Restated Certificate of Incorporation, in the form of Exhibit A attached hereto, has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.

The Ninth Amended and Restated Certificate of Incorporation as heretofore adopted is hereby amended and restated to read in its entirety as set forth in Exhibit A attached hereto.

In Witness Whereof, this Tenth Amended and Restated Certificate of Incorporation has been signed this 21st day of December, 2020.

Sagimet Biosciences Inc.

By:	/s/ George Kemble
Name:	George Kemble
Title:	Chief Executive Officer

EXHIBIT A

TENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

Sagimet Biosciences INC.

FIRST

The name of this corporation is Sagimet Biosciences Inc. (the “Company”).

SECOND

The address of the Company’s registered office in the State of Delaware is 2140 South Dupont Highway, in the City of Camden, County of Kent, 19934. The name of its registered agent at such address is Paracorp Incorporated.

THIRD

The purpose of this Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

FOURTH

A.         The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The aggregate number of shares that the Company shall have authority to issue is 2,964,360,924, of which 1,590,550,754 shares shall be Common Stock with the par value of $0.0001 per share (the “Common Stock”), and of which 1,373,810,170 shares shall be Preferred Stock with the par value of $0.0001 per share (the “Preferred Stock”).

B.          23,301 of the authorized shares of Preferred Stock are hereby designated “Series A Preferred Stock” (“Series A Preferred”), 720,199 of the authorized shares of Preferred Stock are hereby designated “Series A’ Preferred Stock” (“Series A’ Preferred”), 3,217 of the authorized shares of Preferred Stock are hereby designated “Series B Preferred Stock” (“Series B Preferred”), 1,953,304 of the authorized shares of Preferred Stock are hereby designated “Series B’ Preferred Stock” (“Series B’ Preferred”), 8,827,439 of the authorized shares of Preferred Stock are hereby designated “Series B-1 Preferred Stock” (“Series B-1 Preferred”), 14,001,243 of the authorized shares of Preferred Stock are hereby designated “Series B-1’ Preferred Stock” (“Series B-1’ Preferred”), 22,732,250 of the authorized shares of Preferred Stock are hereby designated “Series C Preferred Stock” (“Series C Preferred”), 1,037 of the authorized shares of Preferred Stock are hereby designated “Series C’ Preferred Stock” (“Series C’ Preferred”), 24,509,954 of the authorized shares of Preferred Stock are hereby designated “Series D Preferred Stock” (“Series D Preferred”), 3,475,426 of the authorized shares of Preferred Stock are hereby designated “Series D’ Preferred Stock” (“Series D’ Preferred”), 51,331,148 of the authorized shares of Preferred Stock are hereby designated “Series D-1 Preferred Stock” (“Series D-1 Preferred”), 631,638,725 of the authorized shares of Preferred Stock are hereby designated “Series E Preferred Stock” (“Series E Preferred”), and 614,592,927 of the authorized shares of Preferred Stock are hereby designated “Series F Preferred Stock” (“Series F Preferred”). As used herein, the term “Series Preferred” shall collectively mean the Series A Preferred, the Series A’ Preferred, the Series B Preferred, the Series B’ Preferred, the Series B-1 Preferred, the Series B-1’ Preferred, the Series C Preferred, the Series C’ Preferred, the Series D Preferred, the Series D’ Preferred, the Series E Preferred and the Series F Preferred. For the avoidance of doubt, the Series Preferred shall not include the Series D-1 Preferred.

C.          The terms and provisions of the Series Preferred, the Series D-1 Preferred and Common Stock are as set forth below. Unless otherwise indicated, references to “Sections,” “Subsections” or “paragraphs” in this Part C of this Article FOURTH refer to sections, subsections and paragraphs of Part C of this Article FOURTH.

1.                          Dividends.

(a)                  Treatment of Series Preferred. The Series Preferred shall be entitled to receive dividends at an annual rate of eight percent (8%) of the respective Series A Original Issue Price (as hereinafter defined), Series A’ Original Issue Price (as hereinafter defined), Series B Original Issue Price (as hereinafter defined), Series B’ Original Issue Price (as hereinafter defined), Series B-1 Original Issue Price (as hereinafter defined), Series B-1’ Original Issue Price (as hereinafter defined), Series C Original Issue Price (as hereinafter defined), Series C’ Original Issue Price (as hereinafter defined), Series D Original Issue Price (as hereinafter defined), Series D’ Original Issue Price (as hereinafter defined), Series E Original Issue Price (as hereinafter defined) or Series F Original Issue Price (as hereinafter defined), as the case may be, per share (as adjusted for stock splits, combinations, reorganizations and the like with respect to the applicable Series Preferred) per annum, out of any assets at the time legally available therefor, when, as and if declared by the Company’s Board of Directors (the “Board”), prior and in preference to any dividend or Distributions (as defined below), declared, paid or set aside on shares of the Common Stock. No dividends or Distributions other than those payable solely in Common Stock shall be paid on any Common Stock unless and until (i) the aforementioned dividend or Distribution is paid on each outstanding share of Series Preferred, and (ii) a dividend or Distribution is paid with respect to all outstanding shares of Series Preferred in an amount equal to or greater than the aggregate amount of dividends or Distributions which would be payable to the holder of Series Preferred if, immediately prior to the record date set for such dividend payment or Distribution on Common Stock, such share of Series Preferred had been converted into Common Stock. The Board is under no obligation to declare dividends, no rights shall accrue to the holders of Series Preferred if dividends are not declared, and any dividends on the Series Preferred shall be noncumulative.

(b)                    Treatment of Common Stock. If, after dividends in the full preferential amounts specified in Subsection 1(a) for the Series Preferred have been paid or declared and set apart in any calendar year of the Company, any additional dividends or Distributions declared by the Board out of funds legally available therefor shall be distributed among all holders of Common Stock held by each as of the record date fixed for determining those entitled to receive such Distribution; provided that no such per share dividends or Distributions on the Common Stock shall exceed the per share dividends or Distributions paid on the Series Preferred (on an as-converted to Common Stock basis) during any calendar year.

(c)                    Distribution. “Distribution” means the transfer of cash, property or securities without consideration, whether by way of dividend or otherwise, or the purchase of shares of capital stock of the Company (other than in connection with the repurchase of shares of Common Stock issued to or held by employees, consultants, officers or directors at a price not greater than the amount paid by such persons for such shares upon termination of their employment or services pursuant to agreements providing for the right of said repurchase or upon exercise of a right of first refusal approved by the Board) for cash or property.

(d)                    Consent to Certain Repurchases. As authorized by Section 402.5(c) of the General Corporation Law of California, Sections 502 and 503 of the General Corporation Law of California, to the extent otherwise applicable, shall not apply with respect to Distributions made by the Company in connection with the repurchase of shares of Common Stock issued to or held by employees, consultants, officers or directors at a price not greater than the amount paid by such person for such shares upon termination of their employment or services pursuant to agreements providing for the right of said repurchase or upon exercise of a right of first refusal, which agreements were authorized by the Board.

2.                          Liquidation Rights.

(a)                     Definitions.

(i)               “Series A Original Issue Price” shall mean, with respect to each share of Series A Preferred, $10.00 per share (as adjusted for stock splits, combinations, reorganizations and the like with respect to the Series A Preferred following the filing date hereof).

(ii)               “Series A’ Original Issue Price” shall mean Series A Original Issue Price.

(iii)            “Series A Liquidation Preference” shall mean, with respect to each share of Series A Preferred, the Series A Original Issue Price plus all declared and unpaid dividends on each such share.

(iv)              “Series B Original Issue Price” shall mean, with respect to each share of Series B Preferred, $11.50 per share (as adjusted for stock splits, combinations, reorganizations and the like with respect to the Series B Preferred following the filing date hereof).

(v)                 “Series B’ Original Issue Price” shall mean Series B Original Issue Price.

(vi)              “Series B Liquidation Preference” shall mean, with respect to each share of Series B Preferred, the Series B Original Issue Price plus all declared and unpaid dividends on each such share.

(vii)              “Series B-1 Original Issue Price” shall mean, with respect to each share of Series B-1 Preferred, $0.88 per share (as adjusted for stock splits, combinations, reorganizations and the like with respect to the Series B-1 Preferred following the filing date hereof).

(viii)            “Series B-1’ Original Issue Price” shall mean Series B-1 Original Issue Price.

(ix)           “Series B-1 Liquidation Preference” shall mean, with respect to each share of Series B-1 Preferred, the Series B-1 Original Issue Price plus all declared and unpaid dividends on each such share.

(x)               “Series C Original Issue Price” shall mean, with respect to each share of Series C Preferred, $0.88 per share (as adjusted for stock splits, combinations, reorganizations and the like with respect to the Series C Preferred following the filing date hereof).

(xi)               “Series C’ Original Issue Price” shall mean Series C Original Issue Price.

(xii)              “Series C Liquidation Preference” shall mean, with respect to each share of Series C Preferred, the Series C Original Issue Price plus all declared and unpaid dividends on each such share.

(xiii)            “Series D Original Issue Price” shall mean, with respect to each share of Series D Preferred, $0.88 per share (as adjusted for stock splits, combinations, reorganizations and the like with respect to the Series D Preferred following the filing date hereof).

(xiv)            “Series D’ Original Issue Price” shall mean Series D Original Issue Price.

(xv)             “Series D Liquidation Preference” shall mean, with respect to each share of Series D Preferred, the Series D Original Issue Price plus all declared and unpaid dividends on each such share.

(xvi)             “Series D-1 Original Issue Price” shall mean, with respect to each share of Series D-1 Preferred, $0.88 per share (as adjusted for stock splits, combinations, reorganizations and the like with respect to the Series D-1 Preferred following the filing date hereof).

(xvii)           “Series D-1 Liquidation Preference” shall mean, with respect to each share of Series D-1 Preferred, the Series D-1 Original Issue Price.

(xviii)         “Series E Original Issue Price” shall mean, with respect to each share of Series E Preferred, $0.09219 per share (as adjusted for stock splits, combinations, reorganizations and the like with respect to the Series E Preferred following the filing date hereof).

(xix)           “Series E Liquidation Preference” shall mean, with respect to each share of Series E Preferred, the Series E Original Issue Price plus all declared and unpaid dividends on each such share.

(xx)           “Series F Original Issue Price” shall mean, with respect to each share of Series F Preferred, $0.13020 per share (as adjusted for stock splits, combinations, reorganizations and the like with respect to the Series F Preferred following the filing date hereof).

(xxi)            “Series F Liquidation Preference” shall mean, with respect to each share of Series F Preferred, the Series F Original Issue Price plus all declared and unpaid dividends on each such share.

(b)                    Liquidation Preference. In the event of any Liquidation, either voluntary or involuntary, the holders of the Series F Preferred, the Series E Preferred, the Series D-1 Preferred, the Series D Preferred, the Series C Preferred, the Series B-1 Preferred, the Series B Preferred and the Series A Preferred shall be entitled to receive, out of the assets of the Company, the Series F Liquidation Preference, the Series E Liquidation Preference, the Series D-1 Liquidation Preference, the Series D Liquidation Preference, the Series C Liquidation Preference, the Series B-1 Liquidation Preference, the Series B Liquidation Preference and the Series A Liquidation Preference, respectively, on a pari passu basis, then held by such holder before any payment shall be made or any assets distributed to the holders of the Common Stock by reason of their ownership thereof. If upon a Liquidation, the assets to be distributed among the holders of the Series F Preferred, the Series E Preferred, the Series D-1 Preferred, the Series D Preferred, the Series C Preferred, the Series B-1 Preferred, the Series B Preferred and the Series A Preferred are insufficient to permit the payment to such holders of the full Series F Liquidation Preference, the Series E Liquidation Preference, the Series D-1 Liquidation Preference, the Series D Liquidation Preference, the Series C Liquidation Preference, the Series B-1 Liquidation Preference, the Series B Liquidation Preference and the Series A Liquidation Preference, respectively, for their shares, then the entire remaining assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series F Preferred, the Series E Preferred, the Series D-1 Preferred, the Series D Preferred, the Series C Preferred, the Series B-1 Preferred, the Series B Preferred and the Series A Preferred at the time outstanding based upon the aggregate Series F Liquidation Preference, the Series E Liquidation Preference, the Series D-1 Liquidation Preference, the Series D Liquidation Preference, the Series C Liquidation Preference, the Series B-1 Liquidation Preference, the Series B Liquidation Preference and the Series A Liquidation Preference, respectively.

(c)                     Remaining Assets. After the payment to the holders of Series F Preferred, Series E Preferred, Series D-1 Preferred, Series D Preferred, Series C Preferred, Series B-1 Preferred, Series B Preferred and Series A Preferred, respectively, of the Series F Liquidation Preference, Series E Liquidation Preference, Series D-1 Liquidation Preference, Series D Liquidation Preference, Series C Preferred Liquidation Preference, Series B-1 Liquidation Preference, Series B Liquidation Preference and Series A Liquidation Preference (each, a “Liquidation Preference”), any remaining assets of the Company shall be distributed pro rata among the holders of the Common Stock according to the number of shares of Common Stock held by such holders.

(d)                    Deemed Conversion. Notwithstanding anything to the contrary contained herein, for purposes of determining the amount each holder of shares of Series Preferred is entitled to receive with respect to any Liquidation, each such holder of shares of a series of Series Preferred shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Common Stock immediately prior to the Liquidation if, as a result of an actual conversion, such holder would receive with respect to their shares of such series, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert their shares of such series of Series Preferred into shares of Common Stock. If any such holder shall be deemed to have converted shares of Series Preferred into shares of Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any Distribution upon a Liquidation that would otherwise be made to holders of shares of such series of Series Preferred that have not converted (or have not been deemed to have converted) into shares of Common Stock.

(e)                    Contingent Payments. If any portion of the consideration payable to the stockholders of the Company in connection with a Liquidation is placed into escrow and/or is payable to the stockholders of the Company subject to contingencies, the documentation pursuant to which the transaction giving rise to such Liquidation shall provide that (i) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Company in accordance with Subsections 2(b) and 2(c) hereof as if the Initial Consideration were the only consideration payable in connection with such Liquidation, and (ii) any additional consideration that becomes payable to the stockholders of the Company upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Company in accordance with this Section 2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the avoidance of doubt, in applying Distributions upon a Liquidation that involves installment or contingent payments, the holders of the Preferred Stock will be entitled to an amount, re-calculated at the time of each installment or contingent payment and applied on a cumulative basis, that is the greater of, but not exceeding, (1) the amounts specified in Subsection 2(b) payable to such holder of Preferred Stock, or (2) the amount to which such holder of Series Preferred would be entitled pursuant to Subsection 2(c) if such shares of Series Preferred were deemed to have converted to Common Stock pursuant to Subsection 2(d) immediately prior to the Liquidation, taking into account cumulative installment or contingent payments. For the further avoidance of doubt, in applying Distributions upon a Liquidation, all amounts received by a holder of Preferred Stock in previous Distributions in connection with such Liquidation shall be cumulated, and recognized as having already been paid to such holder of Preferred Stock, in connection with any new Distribution made in connection with such Liquidation, such that the total amounts payable to the holders of Preferred Stock and Common Stock will be determined as if all previous and current Distributions made in connection with such Liquidation were made as part of the same transaction.

(f)                       Liquidation. Each of the following events shall be considered a “Liquidation” unless a majority of the Board and the holders of a majority of the then-outstanding Series Preferred, voting together as a single class on an as-converted to Common Stock basis, which majority must include holders of a majority of the then-outstanding Series F Preferred Stock, elect otherwise by written notice sent to the Company at least ten (10) days prior to the effective date of any such event: (i) the voluntary or involuntary liquidation, dissolution or winding up of the Company; (ii) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganizations, provided that the applicable transaction shall not be deemed a Liquidation unless the Company’s stockholders constituted immediately prior to such transaction do not hold more than fifty percent (50%) of the voting power of the surviving or acquiring entity (or its parent) immediately following such transaction (taking into account only voting power resulting from stock of the Company held by such stockholders prior to such transaction); (iii) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power outstanding before such transaction is transferred; or (iv) a sale, conveyance or other disposition by the Company or any subsidiary of the Company, in a single transaction or series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole (including without limitation a license by the Company or any subsidiary of the Company of all or substantially all of the Company’s or such subsidiary’s, as the case may be, intellectual property that is either exclusive or otherwise structured in a manner that constitutes a license of all or substantially all of the assets of the Company and its subsidiaries taken as a whole) or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company; provided that a Liquidation shall not include (x) a merger or consolidation with a wholly-owned subsidiary of the Company, (y) a merger effected exclusively for the purpose of changing the domicile of the Company or (z) any transaction or series of related transactions principally for bona fide equity financing purposes in which the Company is the surviving corporation.

(g)                     Determination of Value if Proceeds Other than Cash. In any Liquidation, if the proceeds received by the Company or its stockholders are other than cash, its value will be deemed its fair market value as determined in good faith by the Board. Any securities shall be valued as follows:

(i)                        Securities not subject to investment letter or other similar restrictions on free marketability covered by Subsection 2(g)(ii) below:

(A)                If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation;

(B)                  If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation; and

(C)                  If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

(ii)            The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Subsection 2(g)(i)(A), 2(g)(i)(B) or 2(g)(i)(C) to reflect the approximate fair market value thereof, as determined in good faith by the Board.

(h)                     Effecting Certain Liquidation Events. The Company shall not have the power to effect a Liquidation referred to in the Subsections above unless the agreement or agreements for such transaction provide that the consideration payable to the stockholders of the Company shall be allocated among the holders of capital stock of the Company in accordance with this Section 2.

3.             Conversion. The Series Preferred shall have conversion rights as follows:

(a)                     Right to Convert. Each share of Series Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Series Preferred. Each share of Series Preferred, other than Series F Preferred and Series E Preferred, shall be convertible into that number of fully-paid and nonassessable shares of Common Stock that is equal to $0.88 (as adjusted for stock splits, combinations, reorganizations and the like with respect to such series of the Series Preferred following the filing date hereof) divided by the applicable Series Preferred Conversion Price (defined below). The Series F Preferred shall be convertible into that number of fully-paid and nonassessable shares of Common Stock that is equal to the Series F Original Issue Price divided by the applicable Series Preferred Conversion Price. The Series E Preferred shall be convertible into that number of fully-paid and nonassessable shares of Common Stock that is equal to the Series E Original Issue Price divided by the applicable Series Preferred Conversion Price. The “Series Preferred Conversion Price” with respect to all shares of Series Preferred other than Series F Preferred and Series E Preferred shall initially be $0.88, and with respect to the Series F Preferred and Series E Preferred shall initially be the Series F Original Issue Price and the Series E Original Issue Price, respectively, and in each case shall be subject to adjustment as provided herein. For the avoidance of doubt, the Series D-1 Preferred shall not be convertible into shares of Common Stock pursuant to this Subsection 3(a).

(b)                    Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective applicable Series Preferred Conversion Price or Series D-1 Preferred Conversion Price (as defined below) as applicable (the Series Preferred Conversion Price and the Series D-1 Preferred Conversion Price are referred to herein collectively as the “Conversion Price”) for such share immediately upon (each, an “Automatic Conversion”) (1) the affirmative vote of the holders of a majority of the then-outstanding shares of Series Preferred, voting together as a single class on an as-converted to Common Stock basis, and the affirmative vote of the holders of a majority of the then-outstanding shares of Series F Preferred, or (2) the closing of the sale of shares of Common Stock to the public at a price of at least 1.25 times the Series F Original Issues Price in a firmly underwritten public offering pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on Form S-1 (as defined in the Securities Act) or any successor form, with aggregate gross proceeds to the Company in such offering not less than $50,000,000 (before deduction of underwriters’ discounts and commissions) and in connection with such offering the Common Stock is listed on the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (a “Qualified IPO”). Each share of Series D-1 Preferred shall be convertible pursuant to this Subsection 3(b) only, and shall be convertible into that number of fully-paid and nonassessable shares of Common Stock that is equal to $0.88 (as adjusted for stock splits, combinations, reorganizations and the like with respect to such series of the Preferred Stock following the filing date hereof) divided by the Series D-1 Preferred Conversion Price. “Series D-1 Preferred Conversion Price” shall initially be $18,000,000, and shall be subject to adjustment as provided herein.

(c)                     Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder of Series Preferred would otherwise be entitled, the Company shall pay the fair market value cash equivalent of such fractional share as determined in good faith by the Board. For such purpose, all shares of Series Preferred held by each holder shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. In lieu of any fractional shares to which the holder of Series D-1 Preferred would otherwise be entitled, the Company shall round up to the nearest whole share. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificate(s) therefor, it shall surrender the Preferred Stock certificate or certificates, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert such shares; provided, however, that in the event of an Automatic Conversion pursuant to Subsection 3(b) above, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, further, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion unless either the certificates evidencing such shares of Preferred Stock are delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued and, if applicable, any event on which such conversion is contingent.

The Company shall, as soon as practicable after delivery of the Preferred Stock certificate(s) to the Company, issue and deliver to such holder of Preferred Stock or its nominee, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of the sale of such securities.

All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such respective series, and, notwithstanding any other approvals otherwise required hereunder, the Company (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly with respect to such converted shares.

Upon any such conversion, no additional adjustment to the respective Conversion Price shall be made for any declared and unpaid dividends on the Preferred Stock surrendered for conversion that remain unpaid or on the Common Stock delivered upon conversion.

(d)                    Adjustments for Subdivisions or Combinations of Common Stock. If at any time or from time to time on or after the date that the first share of Series F Preferred is issued (the “Original Issue Date”), the outstanding shares of Common Stock shall be subdivided (by stock split, stock dividend or otherwise), into a greater number of shares of Common Stock without a corresponding subdivision of the Preferred Stock, the applicable Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. If at any time or from time to time on or after the Original Issue Date, if the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock without a corresponding combination of the Preferred Stock, the applicable Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(e)                     Adjustments for Reclassification, Exchange and Substitution. If at any time or from time to time on or after the Original Issue Date, the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of securities, whether by capital reorganization, recapitalization, reclassification or other event (other than a subdivision or combination of shares pursuant to Subsection 3(d) above), concurrently with the effectiveness of such capital reorganization, recapitalization, reclassification or other event, the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of securities equivalent to the number of such shares or securities that would have been received by the holder of a number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such capital reorganization, recapitalization, reclassification or other event. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of Preferred Stock after the capital reorganization, recapitalization, reclassification or other event to the end that the provisions of this Section 3 (including adjustment of the applicable Conversion Price then in effect and the number and type of shares or other securities issuable upon conversion of the Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(f)                       Adjustment for Common Stock Dividends and Distributions. If at any time or from time to time on or after the Original Issue Date, the Company shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the applicable Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction equal to:

(1)                     the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)                    the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Conversion Price shall be adjusted pursuant to this Subsection as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

(g)                     Adjustments for Other Dividends and Distributions. If at any time or from time to time on or after the Original Issue Date, the Company shall make or issue, or fix a record date for the determination of holders of capital stock of the Company entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Subsection 3(f) do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of such capital stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

(h)                    Adjustments for Reorganization, Merger, Consolidation or Sale of Assets. If at any time or from time to time on or after the Original Issue Date, the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by a reorganization, merger or consolidation of the Company with or into another entity, or the sale of all or substantially all of the Company’s properties and assets to any other person or entity (other than as provided for elsewhere in this Section 3 or a transaction subject to Section 2 above) then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of Preferred Stock shall thereafter be entitled to receive upon conversion of the then-outstanding Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor entity resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion of the Preferred Stock would have been entitled to receive upon such capital reorganization, merger consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights and interests of the holders of the then-outstanding Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 3 (including adjustments of the applicable Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(i)                       Adjustments for Dilutive Issuances.

(i)                        If at any time or from time to time on or after the Original Issue Date, the Company shall issue or sell any shares of Common Stock (as actually issued or, pursuant to paragraph (iii) below, deemed to be issued) without consideration or for a consideration per share less than the Conversion Price applicable to a series of Preferred Stock in effect immediately prior to such issue or sale, then immediately upon such issue or sale the Conversion Price applicable to such series shall be reduced to a price (calculated to the nearest cent) determined by multiplying the Conversion Price applicable to such series in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the number of shares of “Calculated Securities” (defined below) outstanding immediately prior to such issue or sale plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of shares of Common Stock so issued or sold (or deemed to be issued or sold) would purchase at the applicable Conversion Price in effect immediately prior to such issuance or sale, and the denominator of which shall be the number of shares of Calculated Securities outstanding immediately prior to such issue or sale plus the number of shares of Common Stock so issued or sold. “Calculated Securities” means (A) all shares of Common Stock actually outstanding and (B) all shares of Common Stock issuable upon exercise, conversion or exchange of all Convertible Securities (as defined below).

(ii)                    For the purposes of paragraph (i) above, none of the following issuances (or deemed issuances) shall be considered the issuance (or deemed issuance) or sale of Common Stock:

(A)                  The issuance of Common Stock upon the conversion of any outstanding Convertible Securities as of the date of the filing of this Tenth Amended and Restated Certificate of Incorporation (this “Restated Certificate”), including the Preferred Stock. “Convertible Securities” shall mean any bonds, debentures, notes or other evidences of indebtedness, and any stock, options, warrants, purchase rights or any other securities directly or indirectly convertible into, exercisable for, or exchangeable for Common Stock.

(B)                    Shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 3(f) or Subsection 3(g) above and shares of Common Stock issued or deemed issued as a dividend or Distribution on the Preferred Stock.

(C)                  The issuance of shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary either directly or pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board.

(D)                  The issuance of shares of Common Stock or Convertible Securities to financial institutions, equipment lessors, landlords, brokers or similar entities in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions, the principal purpose of which is other than the raising of capital through the sale of equity securities of the Company and the terms of which are approved by the Board.

(E)                  The issuance of shares of Common Stock or Convertible Securities in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board.

(F)                    Shares of Common Stock issued or issuable pursuant to a Qualified IPO.

(G)                 The issuance of shares of Common Stock or Convertible Securities to an entity in connection with a corporate strategic relationship or transaction, the principal purpose of which is other than the raising of capital through the sale of equity securities of the Company and which terms are approved by the Board.

(H)                  The issuance of Common Stock upon conversion of the Series Preferred.

(I)                  The issuance of Series F Preferred pursuant to that certain Series F Preferred Stock Purchase Agreement between the Company and certain purchasers of Series F Preferred, dated on or about the filing date hereof.

(J)                    The issuance of Common Stock upon the exercise, conversion or exchange of Convertible Securities issued in accordance with this paragraph (ii).

(iii)                 For the purposes of paragraph (i) above, the following subparagraphs (A) to (E), inclusive, shall also be applicable:

(A)               In case at any time the Company shall grant any warrants, rights or options to subscribe for, purchase or otherwise acquire Convertible Securities or Common Stock (excluding Convertible Securities and Common Stock issued in accordance with Subsection 3(i)(ii) above) (collectively “Options”) or shall fix a record date for the determination of holders entitled to received such Options, whether or not such Options are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such Options, plus, in the case of any such Options which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options as set forth in the instrument relating thereto assuming the satisfaction of any conditions to the exercisability, convertibility or exchangeability) shall be less than the applicable Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued for such price per share.

(B)                    In case at any time the Company shall issue or sell any Convertible Securities (excluding Convertible Securities and Common Stock issued in accordance with Subsection 3(i)(ii) above), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities as set forth in the instrument relating thereto assuming the satisfaction of any conditions to the exercisability, convertibility or exchangeability) shall be less than the applicable Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon exercise, conversion or exchange of such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the applicable Conversion Price have been or are to be made pursuant to other provisions of this paragraph (iii), no further adjustment of the applicable Conversion Price shall be made by reason of such issue or sale.

(C)                     In case at any time any shares of Common Stock, Convertible Securities or Options shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any shares of Common Stock, Convertible Securities or Options shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration as determined in good faith by the Board. In case any shares of Common Stock, Convertible Securities or Options shall be issued in connection with any merger of another entity into the Company, the amount of consideration therefor shall be deemed to be the fair value of the assets of such merged corporation as determined in good faith by the Board after deducting therefrom all cash and other consideration (if any) paid by the Company in connection with such merger.

(D)                  If the terms of any Convertible Security or Option (excluding Convertible Securities or Options issued in accordance with Subsection 3(i)(ii) above), the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of this Subsection 3(i), are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Convertible Security or Option or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the applicable Conversion Price computed upon the original issue of such Convertible Security or Option (or upon the occurrence of a record date with respect thereto) shall be readjusted to such applicable Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Convertible Security or Option. Notwithstanding the foregoing, no adjustment pursuant to this paragraph (D) shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price on the original adjustment date, or (ii) the applicable Conversion Price that would have resulted from any issuances of shares of Common Stock without consideration or for a consideration per share less than the applicable Conversion Price in effect immediately prior to such issue or sale between the original adjustment date and such readjustment date.

(E)                    If the original issuance of any Convertible Security or Option (excluding Convertible Securities or Options which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive securities issued in accordance with Subsection 3(i)(ii) above), did not result in an adjustment to the applicable Conversion Price pursuant to the terms of Subsection 3(i), either because (1) the consideration per share (determined pursuant to Subsection 3(i)(iii)(C) above) of the Common Stock was equal to or greater than the applicable Conversion Price then in effect, or (2) such Convertible Security was issued before the date of filing of this Restated Certificate, are revised after the date of filing of this Restated Certificate (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (A) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Convertible Security or Option or (B) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Convertible Security or Option, as so amended, and the Common Stock subject thereto (determined in the manner provided in Subsection 3(i)(iii)(A) and (B) above, as applicable) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(iv)                  Waiver. Any adjustments to any of the rights, powers, preferences and other terms of a series of Series Preferred made in accordance with this Subsection 3(i) may be waived on behalf of all holders of such series by the affirmative written consent or vote of the holders of a majority of the Series Preferred then outstanding, voting together as a single, separate class on an as-converted to Common Stock basis; provided, however, that adjustments to any of the rights, powers, preferences and other terms of the Series F Preferred made in accordance with this Subsection 3(i) may be waived only by the affirmative written consent or vote of the holders of a majority of the Series F Preferred, voting together as a single, separate class on an as-converted to Common Stock basis.

(j)                       Certificate of Adjustments. Upon the occurrence of each adjustment of the applicable Conversion Price pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment and furnish to each holder of Preferred Stock a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company shall, as promptly as practicable, upon the written request at any time of any holder of Preferred Stock, furnish to such holder a like certificate setting forth (i) any and all adjustments made to the Preferred Stock since the Original Issue Date, (ii) the applicable Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

(k)                    Notices of Record Date. In the event that the Company shall propose at any time (i) to declare any dividend or Distribution; (ii) to effect any reclassification or recapitalization; or (iii) to effect a Liquidation; then, in connection with each such event, the Company shall send to the holders of the Preferred Stock written notice at least twenty (20) days prior to the record date or effective date for such event. The notice shall specify, as the case may be, (i) the record date for such dividend, Distribution or right, and the amount and character of such dividend, Distribution or right, or (ii) the effective date on which such reclassification, recapitalization or Liquidation is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reclassification, recapitalization or Liquidation, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Any notice required by the provisions hereof to be given to a holder of shares of Preferred Stock shall be deemed sent to such holder if deposited in the United States mail, postage prepaid, and addressed to such holder at such holder’s address appearing on the books of the Company.

(l)                 Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then-outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary (including, without limitation, engaging in reasonable best efforts to obtain the requisite stockholder approval of any amendment to this Restated Certificate) to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

4.                          Certain Conversion Election Rights. The rights set forth in this Section 4 apply notwithstanding any other provision of this Restated Certificate.

(a)                     In the event of an Automatic Conversion in connection with the closing of the first firmly underwritten public offering of the Company’s securities pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company (the “IPO”), each holder of the Company’s securities that would beneficially own (for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”)), when aggregated with affiliates with whom such holder is required to aggregate beneficial ownership for purposes of Section 13(d) of the Exchange Act, immediately following such Automatic Conversion, in excess of 9.99% of any class of securities of the Company registered or to be registered under the Exchange Act in connection with the IPO (each, a “Qualifying Holder”), may elect (the “Non-Voting Common Election Right”) in its sole discretion to convert in such Automatic Conversion any shares of Preferred Stock held by such Qualifying Holder into (i) shares of Common Stock or (ii) shares of a class of non-voting Common Stock (the “Non-Voting Common Stock”) to be newly created in connection with the IPO, subject to the Beneficial Ownership Limitation (as defined below). The “Beneficial Ownership Limitation” means that, in connection with the Non-Voting Common Election Right, a Qualifying Holder may elect to convert any shares of Preferred Stock held by such Qualifying Holder into Non-Voting Common Stock only if such conversion would not result in such Qualifying Holder beneficially owning (for purposes of Section 13(d) of the Exchange Act) less than 9.99% of the outstanding Common Stock immediately following the IPO; provided that, such percentage may be increased or decreased for each Qualifying Holder and/or its affiliates to such other percentage as such Qualifying Holder and/or its affiliates may designate in writing upon 61 days’ notice by such Qualifying Holder to the Company. The Non-Voting Common Stock shall be non-voting and convertible into Common Stock on an one (1) share to one (1) share basis (as adjusted for stock splits, combinations, reorganizations and the like following the IPO), and shall otherwise have the same terms, conditions, rights and obligations as the Common Stock.

5.                          Voting.

(a)                     Except as otherwise expressly provided herein or as required by law, the holders of Series Preferred and the holders of Common Stock all vote together and not as separate classes, including, but not limited to, with respect to any increase or decrease of the authorized shares of Common Stock. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote, in their capacity as such, on any amendment to this Restated Certificate, as amended and/or restated from time to time, that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate or pursuant to the Delaware General Corporation Law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote (voting together as a single class on an as-converted to Common Stock basis).

(b)                    Series Preferred. Each holder of shares of Series Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series Preferred held by such holder could then be converted. The holders of the Series Preferred shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series Preferred held by each holder could be converted), shall be disregarded. Notwithstanding the foregoing, the Series D-1 Preferred shall not be entitled by reason of their ownership thereof to vote on any matters submitted to the stockholders of the Company other than matters submitted to such holders pursuant to Subsection 6(c) below or as required pursuant to applicable law.

(c)                     Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

(d)                    Election of Directors. The holders of the Series Preferred, voting separately as a single class (on an as-converted to Common Stock basis), shall be entitled to elect five (5) directors of the Company. The holders of Common Stock, voting separately as a single class, shall be entitled to elect one (1) director of the Company. The holders of the Common Stock and the Series Preferred, voting together as a single class (on an as-converted to Common Stock basis), shall be entitled to elect all other directors of the Company. Any director elected pursuant to the preceding sentences of this Subsection 5(d) may be removed with or without cause only by the affirmative vote of the holders of the shares of the class, series or classes of stock entitled to elect such director or directors. Any vacancies on the Board shall be filled by vote of the holders of the class, series or classes that elected the director pursuant to this Subsection 5(d) whose absence created such vacancy. If the holders of shares of Series Preferred or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first and second sentence of this Subsection 5(d), then any directorship not so filled shall remain vacant until such time as the holders of the Series Preferred or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Company other than by the stockholders of the Company that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. Notwithstanding the foregoing or the provisions of Sections 223(a)(1) and 223(a)(2) of the Delaware General Corporation Law, any newly created directorships resulting from any increase in the authorized number of directors or amendment of this Restated Certificate may be filled by a majority of the directors then in office, though less than a quorum, or by a sole director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such newly created directorship is in relation to the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the action of the Board to fill such newly created directorship as provided for herein. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Holders of the shares of the class, series or classes of stock entitled to elect or remove a director or directors under this Subsection 5(d) may elect or remove such director or directors by affirmative vote or written consent in lieu of a meeting.

6.             Amendments and Changes.

(a)           Approval by Series Preferred. Notwithstanding Section 5 above and in addition to any vote otherwise required herein or by law, so long as at least 2,500,000 shares (as adjusted for stock splits, combinations, reorganizations and the like following the filing date hereof) of Series Preferred are outstanding, the approval (by vote or written consent as provided by law) of (1) the holders of a majority of the Series Preferred then outstanding, voting together as a single, separate class on an as-converted to Common Stock basis, and (2) the majority of the Board shall be necessary for effecting or validating the following actions (directly or indirectly, whether by merger, recapitalization or otherwise, or in any other manner) and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i)                any alteration, repeal, change or amendment of the rights, privileges or preferences of the Series Preferred in a manner that adversely affects such rights, privileges or preferences;

(ii)               any increase or decrease of the authorized number of shares of Common Stock, Preferred Stock or any series of Preferred Stock;

(iii)             any authorization, creation or issuance of (or any obligation to authorize, create or issue) any securities of the Company having rights, preferences or privileges senior to, or pari passu with, any of the rights, preferences or privileges of any Series Preferred;

(iv)              (i) reclassification, alteration or amendment of any existing security of the Company that is pari passu with the Series F Preferred in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series F Preferred in respect of any such right, preference, or privilege or (ii) reclassification, alteration or amendment of any existing security of the Company that is junior to the Series F Preferred in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series F Preferred in respect of any such right, preference or privilege;

(v)               any redemption or repurchase of shares of the Company’s stock or securities, except with the approval of the Board in connection with the repurchase of shares of Common Stock issued to or held by employees, consultants, officers or directors upon termination of their employment or services pursuant to agreements providing for the right of said repurchase or the exercise of a contractual right of first refusal in favor of the Company at no greater than the original purchase price thereof;

(vi)              any consummation of a Liquidation or an initial public offering which is not a Qualified IPO, or waiver of treatment of a transaction or series of related transactions as a Liquidation;

(vii)             any amendment, alteration, repeal or waiver of any provision of this Restated Certificate, as amended and/or restated from time to time, or the bylaws of the Company;

(viii)            any conversion of all outstanding Preferred Stock into Common Stock;

(ix)             any incurrence of indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees, if the aggregate indebtedness of the Company for borrowed money following such action would exceed $1,000,000;

(x)               any change in the authorized number of directors of the Company;

(xi)              any action that encumbers all or substantially all of the property or business of the Company or its subsidiaries;

(xii)             any grant of an exclusive license for all or substantially all of the intellectual property of the Company or its subsidiaries;

(xiii)            the creation or adoption of any new equity compensation plan or increase the number of shares reserved under any existing equity compensation plan;

(xiv)             any action to permit any subsidiary to issue or obligate itself to issue, any shares of any class or series of capital stock (other than to the Company or a wholly-owned subsidiary of the Company), or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Company, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

(xv)              the entry into or joinder as a party to any transaction with any director or officer of the Company (other than for the payment of salary and reimbursement of expenses made in the ordinary course of business), unless approved by a majority of the directors who are disinterested in such transaction (with any interested director being required to recuse himself or herself);

(xvi)             the entry into or joinder as a party to any joint venture agreement or strategic alliances involving the sale, license, pledge or encumbrance of the Company’s assets of TVB-2640;

(xvii)           the purchase of, or declaration of any dividend on, any shares of the Company’s stock or securities, or the making a distribution to stockholders; or

(xviii)         any action to cause or permit any of its subsidiaries to, without approval of the Board, sell, issue, sponsor, create or distribute any digital tokens, cryptocurrency or other blockchain-based assets (collectively, “Tokens”), including through a pre-sale, initial coin offering, token distribution event or crowdfunding, or through the issuance of any instrument convertible into or exchangeable for Tokens.

(b)           Approval by Series F Preferred. Notwithstanding Section 5 above and in addition to any vote otherwise required herein or by law, so long as 65,000,000 shares (as adjusted for stock splits, combinations, reorganizations and the like following the filing date hereof) of Series F Preferred are outstanding, the approval (by vote or written consent as provided by law) of the holders of a majority of the Series F Preferred, voting together as a single, separate class on an as-converted to Common Stock basis, shall be necessary for effecting or validating the following actions (directly or indirectly, whether by merger, recapitalization or otherwise, or in any other manner) and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i)                any increase or decrease (other than by conversion) to the total number of authorized shares of Series F Preferred, or any issuance or sale of any shares of Series F Preferred other than pursuant to that certain Series F Preferred Stock Purchase Agreement, dated on or about the Original Issue Date, among the Company and the other parties thereto;

(ii)              any amendment, alteration, repeal or waiver of any provision of this Restated Certificate, as amended and/or restated from time to time, or the bylaws of the Company in a manner that adversely affects the powers, preferences or rights of the Series F Preferred;

(iii)             (i) reclassification, alteration or amendment of any existing security of the Company that is pari passu with the Series F Preferred in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series F Preferred in respect of any such right, preference, or privilege or (ii) reclassification, alteration or amendment of any existing security of the Company that is junior to the Series F Preferred in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series F Preferred in respect of any such right, preference or privilege;

(iv)               any waiver of treatment of a transaction or a series of related transactions as a Liquidation; or

(v)               any redemption or repurchase of shares of the Company’s stock or securities, except in connection with the repurchase of shares of Common Stock issued to or held by employees, consultants, officers or directors upon termination of their employment or services at no greater than the original purchase price thereof.

(c)            Approval by Series F Preferred Supermajority. Notwithstanding Section 5 above and in addition to any vote otherwise required herein or by law, from the date hereof through December 21, 2023, and for so long as 65,000,000 shares (as adjusted for stock splits, combinations, reorganizations and the like following the filing date hereof) of Series F Preferred are outstanding, the approval (by vote or written consent as provided by law) of the holders of at least a 75% of the outstanding shares of Series F Preferred, voting together as a single, separate class on an as-converted to Common Stock basis, shall be necessary for effecting or validating the following actions (directly or indirectly, whether by merger, recapitalization or otherwise, or in any other manner) and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i)                a Liquidation that results in per share proceeds to the holders of Series F Preferred of less than 2.5x of the Series F Original Issue Price; or

(ii)               any sale, license, pledge or encumbrance of any material intellectual property of the Company related to the Company’s primary assets of TVB-2640 and TVB-3567.

(d)          For so long as at least 365,250 shares of Series A Preferred, 365,250 shares of Series A’ Preferred, 652,174 shares of Series B Preferred, 652,174 shares of Series B’ Preferred, 5,707,171 shares of Series B-1 Preferred, 5,707,171 shares of Series B-1’ Preferred, 5,686,153 shares of Series C Preferred, 5,686,153 shares of Series C’ Preferred, 8,522,727 shares of Series D Preferred, 8,522,727 shares of Series D’ Preferred, 157,000,000 shares of Series E Preferred or 65,000,000 shares of Series F Preferred, as the case may be, remain outstanding (each as may be adjusted for stock splits, combinations and the like with respect to such series of the Series Preferred following the date hereof), in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least thirty three and one-third percent (33⅓%) of the outstanding shares of the Series A Preferred and Series A’ Preferred voting together as a single class, Series B Preferred and Series B’ Preferred voting together as a single class, Series B-1 Preferred and Series B-1’ Preferred voting together as a single class, Series C Preferred and Series C’ Preferred voting together as a single class or Series D Preferred and Series D’ Preferred voting together as a single class, a majority of the outstanding shares of the Series E Preferred and a majority of the outstanding shares of the Series F Preferred, respectively and each class voting as a separate series, and the approval of a majority of the Board shall be necessary for effecting any amendment, alteration, or repeal of any provision of this Restated Certificate or the bylaws of the Company, each, as amended and/or restated from time to time, that alters or changes the voting or other powers, preferences or other special rights, privileges or restrictions of such series of the Series Preferred, whether by merger, consolidation or otherwise, so as to affect such series of the Series Preferred adversely and in a manner different than any other such series of Preferred Stock, provided, however, that a series of the Series Preferred shall not be deemed to be adversely affected as a result of the proportional differences in the respective Conversion Prices or liquidation preferences with respect to other series of Preferred Stock; provided, further that any of the foregoing acts or transactions taken or entered into without the requisite consents or votes shall be null and void ab initio, and of no force or effect

(e)           For so long as any shares of Series D-1 Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least thirty three and one-third percent (33⅓%) of the outstanding shares of the Series D-1 Preferred, and the approval of a majority of the Board shall be necessary for effecting any amendment, alteration, or repeal of any provision of this Restated Certificate or the bylaws of the Company, each, as amended and/or restated from time to time, that alters or changes the voting or other powers, preferences or other special rights, privileges or restrictions of the Series D-1 Preferred Stock, whether by merger, consolidation or otherwise, so as to affect the Series D-1 Preferred Stock adversely and in a manner different than any other such series of Preferred Stock, provided, however, that the Series D-1 Preferred Stock shall not be deemed to be adversely affected as a result of the proportional differences in the respective Conversion Prices or liquidation preferences with respect to other series of Preferred Stock.

7.            Redemption. The Preferred Stock is not redeemable.

8.            Notices. Any notice required by the provisions of this Article FOURTH to be given to the holders of Common Stock and Preferred Stock shall be in writing and shall be deemed given if deposited in the United States mail, postage prepaid, if deposited with a nationally recognized overnight courier, or if personally delivered, and addressed to each holder of record at such holder’s address appearing on the books of the Company.

FIFTH

Subject to any additional vote required by this Restated Certificate, as amended and/or restated from time to time, the Board shall have the power to adopt, amend and repeal the bylaws of the Company (except insofar as the bylaws of the Company as adopted by action of the stockholders of the Company shall otherwise provide). Any bylaws made by the Board under the powers conferred hereby may be amended or repealed by the Board or by the Company’s stockholders, and the powers conferred in this Article FIFTH shall not abrogate the right of the Company’s stockholders to adopt, amend and repeal bylaws of the Company. Each director shall be entitled to one (1) vote on each matter presented to the Board.

SIXTH

Election of Company directors need not be by written ballot unless the bylaws of the Company shall so provide.

SEVENTH

Subject to the provisions set forth in this Restated Certificate, the Company reserves the right to amend the provisions in this Restated Certificate and in any certificate amendatory hereof in the manner now or hereafter prescribed by law and this Restated Certificate, and all rights conferred on stockholders or others hereunder or thereunder are granted subject to such reservation.

EIGHTH

The Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Company who is not an employee of the Company or any of its subsidiaries, or (ii) any holder of Series Preferred or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Company or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Company.

NINTH

A.            The Company shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Company shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in the specific case by the Board. Any amendment, repeal or modification of this Article NINTH, or adoption of any provision of this Restated Certificate inconsistent with this Article NINTH, shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

B.            The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

C.           The Company is authorized to provide indemnification of agents (as defined in Section 317 of the California General Corporation Law (“CGCL”)) for breach of duty to the Company and its stockholders through provisions of the bylaws of the Company or through agreements with the agents, or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject, at any time or times that the Company is subject to Section 2115(b) of the CGCL, to the limits on such excess indemnification set forth in Section 204 of the CGCL.

TENTH

A.           For purposes of Section 500 of the CGCL (to the extent applicable), in connection with any repurchase of shares of Common Stock permitted under this Restated Certificate from employees, officers, directors or consultants of the Company in connection with a termination of employment or services pursuant to agreements or arrangements approved by the Board (in addition to any other consent required under this Restated Certificate), such repurchase may be made without regard to any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined in Section 500 of the CGCL).  Accordingly, for purposes of making any calculation under CGCL Section 500 in connection with such repurchase, the amount of any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined therein) shall be deemed to be zero (0).

* * * * *

CERTIFICATE OF AMENDMENT TO

TENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

SAGIMET BIOSCIENCES INC.

SAGIMET BIOSCIENCES INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is Sagimet Biosciences Inc.

SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is December 19, 2006 and the original name of this Corporation was 3-V Biosciences, Inc.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”), duly approved and adopted resolutions amending its Certificate of Incorporation as follows:

Article Fourth, Part A shall be amended and restated to read in its entirety as follows:

“FOURTH

A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The aggregate number of shares that the Company shall have authority to issue is 2,982,180,170, of which 1,608,370,000 shares shall be Common Stock with the par value of $0.0001 per share (the “Common Stock”), and of which 1,373,810,170 shares shall be Preferred Stock with the par value of $0.0001 per share (the “Preferred Stock”).”

FOURTH: This Certificate of Amendment was duly adopted in accordance with Sections 141 and 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this 27th day of September, 2022.

SAGIMET BIOSCIENCES INC.

By:	/s/ George Kemble
Name:	George Kemble
Title:	Chief Executive Officer

CERTIFICATE OF AMENDMENT TO

TENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

SAGIMET BIOSCIENCES INC.

SAGIMET BIOSCIENCES INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is Sagimet Biosciences Inc.

SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is December 19, 2006 and the original name of this Corporation was 3-V Biosciences, Inc.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”), duly approved and adopted resolutions amending its Certificate of Incorporation as follows:

Article Fourth, Part A shall be amended and restated to read in its entirety as follows:

“FOURTH

A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The aggregate number of shares that the Company shall have authority to issue is 3,014,350,170, of which 1,640,540,000 shares shall be Common Stock with the par value of $0.0001 per share (the “Common Stock”), and of which 1,373,810,170 shares shall be Preferred Stock with the par value of $0.0001 per share (the “Preferred Stock”).”

FOURTH: This Certificate of Amendment was duly adopted in accordance with Sections 141 and 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this 27th day of March, 2023.

SAGIMET BIOSCIENCES INC.

By:	/s/ David Happel
Name:	David Happel
Title:	Chief Executive Officer